                                                                    EXHIBIT 99.5

                     DAKOTA TELECOMMUNICATIONS GROUP, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
                              VOTE DIRECTION FORM

THIS VOTE DIRECTION FORM IS BEING FURNISHED TO THE PARTICIPANT LISTED ON THE REVERSE SIDE PURSUANT TO THE DAKOTA TELECOMMUNICATIONS GROUP, INC. EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLAN").

          The undersigned participant in the Plan acknowledges receipt of a Prospectus and Proxy Statement dated January __, 1999 and submits this Vote Direction Form to Home Federal Savings Bank, as trustee (the "Trustee"), of the Plan to direct the voting by the Trustee of the shares of Dakota Telecommunications Group, Inc. common stock allocated to an account of the participant pursuant to the Plan at the special meeting of its shareholders to be held on February 25, 1999, and at any adjournment thereof.

          IN ORDER TO ASSURE THAT YOUR SHARES ARE VOTED, RETURN THIS CARD NO LATER THAN FEBRUARY 20, 1999, TO THE TABULATOR IN THE ENCLOSED ENVELOPE.

          PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY IN ENCLOSED ENVELOPE. PLEASE SIGN THIS VOTE DIRECTION FORM EXACTLY AS YOUR NAME APPEARS ON THE MAILING LABEL.

                          (YOUR BOARD OF DIRECTORS
                     RECOMMENDS A VOTE FOR THIS PROPOSAL)
                                       ---

          THE SHARES OF VOTING STOCK OF DAKOTA TELECOMMUNICATIONS GROUP, INC. ALLOCATED TO YOUR ACCOUNT PURSUANT TO THE PLAN WILL BE VOTED BY THE TRUSTEE AS DIRECTED. SHARES WITH RESPECT TO WHICH NO VOTE DIRECTION FORM IS RECEIVED AND UNALLOCATED ESOP SHARES WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH VOTE DIRECTIONS RECEIVED FROM THE PLAN'S ADMINISTRATIVE COMMITTEE.

     1.   FOR    AGAINST    ABSTAIN      Proposal to adopt an Agreement and Plan
          ( )    ( )        ( )          of Merger, as amended (the "Merger
                                         Agreement") and approve the Merger and
                                         other transactions contemplated by the
                                         Merger Agreement as described in the
                                         Prospectus and Proxy Statement dated
                                         January __, 1999.

     2. Proxies designated by the Board of Directors may be authorized, in their discretion, to vote on all other matters that may be presented at the meeting.

 Dated ________________, 1999      _____________________________________________
                                   Participant's Signature

  PLEASE DATE AND SIGN THIS VOTE DIRECTION FORM AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.